Exhibit 16.1


                  Merdinger, Fruchter, Rosen and Company, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                               New York, NY 10106
                              TEL: (212) 757-8400
                              FAX: (212) 757-6124


Securities and Exchange Comission
450 5th Street NW
Washington, D.C. 20549

We have read and agree with the representations in Item 4 of Form 8-K of Lockwave Technologies, Inc. dated January 13, 2003 relating to Merdinger, Fruchter, Rosen and Company, P.C.

                             MERDINGER, FRUCHTER, ROSEN AND COMPANY, P.C.
                             Certified Public Accountants

New York, New York
January 17, 2003